Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Michael Johnson	David J. Lebedeff
Chief Financial Officer	Vice President Investor Relations
@Road	@Road
510-870-1099	510-870-1317
mjohnson@road-inc.com	dlebedeff@road-inc.com

@Road® Reports First Quarter Results

Completion of Vidus Acquisition Continues @Road Transformation

Fremont, CA – May 5, 2005 – @Road, Inc. (Nasdaq: ARDI), a global provider of mobile resource management (MRM) solutions, today announced its results for the first quarter ended March 31, 2005.

Total revenues for the first quarter of 2005 were $20.0 million.  Hosted revenues for the first quarter were $19.5 million, and licensed revenues for the first quarter were $0.5 million.

“During the quarter, we closed our previously announced acquisition of Vidus Limited,” said Krish Panu, president and CEO of @Road.  “We believe that our solution integrating the Vidus and @Road capabilities can deliver even more value to our customers going forward.  In addition to the Vidus transaction, we continue to transition our customers to newer technologies and continue our vertical market product releases.  We are also preparing for the continued rollout of the SBC business in the second half of 2005,” commented Mr. Panu.

“This is a transformation year for the company and we believe we are making good progress,” stated Mr. Panu.

Net loss for the first quarter of 2005 was $7.4 million, or a loss of $0.13 per diluted share.  Included in the results for the first quarter 2005 were the operations of Vidus Limited from the February 18, 2005 closing date, as well as $5.6 million in in-process research and development costs and $0.5 million in intangibles amortization associated with the Vidus Limited acquisition.

The Company’s condensed consolidated balance sheet at March 31, 2005 included $110.8 million of cash, cash equivalents and
short-term investments.   “We are confident that we have the financial resources to meet the mobile resource management needs of our customers and prospects,” concluded Mr. Panu.

In addition, the Company announced that it has appointed Carol Rice-Murphy, the Company’s Vice President of Finance, as the Company’s interim Chief Financial Officer (CFO). The Company has commenced a search for a new CFO.

Mike Johnson, the Company’s CFO since June 2004, is leaving the Company to pursue opportunities with privately-held companies.

Highlights

•                  Acquisitions

•                  On February 18, 2005, @Road completed its previously announced acquisition of Vidus Limited, a leading provider of dynamic field service automation solutions located in Ipswich, United Kingdom.

•                  Infrastructure

•                  Announced the expansion of the Company’s operations and facilities in Chennai, India.

•                  Intellectual Property

•                  Announced the issuance of two patents by the U.S. Patent and Trademark Office, bringing the Company’s patent portfolio to fifteen issued patents. @Road has additional patents and patents pending in jurisdictions throughout the world.

•                  Alliances

•                  Capgemini Deutschland and Vidus Limited, an @Road subsidiary and international provider of the intelligent field service automation solution, taskforceTM, announced an alliance for the German speaking market and the integration of taskforce into SAP for Utilities and SAP Mobile Asset for Utilities (MAU). The solution combines consulting, software and expertise from the companies to provide utility organizations with an integrated, intelligent and real-time solution that can help increase service levels to meet customer expectations while reducing operational costs.

Conference Call and Webcast Details

@Road will host a teleconference Thursday, May 5, commencing at 2:00 p.m. Pacific Time, to discuss the first quarter financial results.  Participating in the call will be @Road President and CEO Krish Panu and CFO Mike Johnson.  All interested parties may listen by dialing 888-481-7939 or 617-847-8707, pass code 21270227, or by tuning into the webcast at www.road.com.

About @Road

@Road, Inc. is a global provider of solutions that intelligently automate the management of mobile resources to optimize the service delivery process for customers across a variety of industries.  By providing real-time Mobile Resource Management infrastructure integrating wireless communications, location-based technologies, software applications, transaction processing and the Internet, @Road solutions provide a secure, scalable, upgradeable, enterprise-class platform, offered in hosted, on-premise or hybrid environments that seamlessly connect mobile workers in the field to real-time corporate data on-demand. @Road is headquartered in Fremont, Calif., and has a global presence with offices in North America, Europe and Asia.  For more information on @Road products and solutions, visit www.road.com.

###

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Numerous factors, risks and uncertainties affect the company’s operating results and could cause the company’s actual results to differ materially from forecasts and estimates or from any other forward-looking statements made by, or on behalf of, @Road, and there can be no assurance that future results will meet expectations, estimates or projections. These factors, risks and uncertainties include, but are not limited to, @Road historical and future operating results and profitability; the ability of @Road to integrate Vidus operations successfully; the ability of @Road to transition its customers from CDPD wireless networks; the ability of @Road to accelerate or continue to grow as a result of its investment initiatives; the ability of @Road and its partners to market, sell and support @Road products and services; the timing of purchasing and implementation decisions by SBC and other prospects and customers; competitive and pricing pressures; the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others; and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 15, 2005 and in its other filings with the Securities and Exchange Commission.

@Road and iLM are registered trademarks of @Road, Inc. The @Road logo, Vidus and taskforce are trademarks of @Road, Inc. All other product names and services are the property of their respective owners.

@Road, Inc.

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2005	December 31, 2004
ASSETS

Current assets:
Cash, cash equivalents, and short-term investments	$110,771	$117,716
Accounts receivable, net	7,827	7,960
Inventories	3,702	3,593
Deferred product costs and other current assets	13,942	12,646
Total current assets	136,242	141,915

Property and equipment, net	4,963	3,668
Goodwill	22,867	—
Intangible assets, net	32,633	—
Deferred product costs and other assets	6,920	6,627

Total assets	$203,625	$152,210

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,034	$11,195
Deferred revenue and customer deposits	12,209	11,347
Total current liabilities	27,243	22,542

Deferred revenue	7,739	4,830
Deferred tax liabilities	4,691	—
Other long term liabilities	323	2
Total liabilities	39,996	27,374

Redeemable preferred stock	7,805	—

Stockholders’ equity:
Common stock	270,361	232,016
Notes receivable from stockholders	(10)	—
Accumulated other comprehensive loss	(148)	(179)
Accumulated deficit	(114,379)	(107,001)
Total stockholders’ equity	155,824	124,836
Total liabilities, redeemable preferred stock and stockholders’ equity	$203,625	$152,210

@Road, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31, 2005	December 31, 2004	March 31, 2004
Revenues:
Hosted	$19,490	$19,909	$17,892
Licensed	502	—	—
Total revenues	19,992	19,909	17,892

Costs and expenses:

Cost of hosted revenue	9,524	9,206	8,368
Cost of licensed revenue	700	—	—
Intangibles amortization	457	—	10
In-process research and development	5,640	—	—
Sales and marketing	4,647	3,213	3,111
Research and development	2,575	1,698	1,367
General and administrative	4,447	4,227	2,182
Terminated acquisition costs	—	(18)	—
Stock compensation	—	—	4
Total costs and expenses	27,990	18,326	15,042

(Loss) income from operations	(7,998)	1,583	2,850
Other income, net	620	532	260

Net (loss) income	(7,378)	2,115	3,110
Preferred stock dividends	(57)	—	—

Net (loss) income attributable to common stockholders	$(7,435)	$2,115	$3,110

Net (loss) income per share:

Basic	$(0.13)	$0.04	$0.06
Diluted	$(0.13)	$0.04	$0.05
Shares used in calculating net (loss) income per share:

Basic	57,385	54,709	53,771
Diluted	57,385	57,124	58,298

Stock compensation
Cost of hosted revenue	—	—	—
Cost of licensed revenue	—	—	—
Sales and marketing	—	—	1
Research and development	—	—	1
General and administrative	—	—	2
Total stock compensation	—	—	4